CARRIER/SHIPPER TRANSPORTATION CONTRACT
                                 rev 12/14/95

THIS CONTRACT, made this     day of        by and between ___________
(Shipper) and OTR Express, Inc. (Carrier) for the transportation of specified goods in accordance with the following conditions:

                                 WITNESSETH:

   WHEREAS, Carrier is a motor vehicle contract carrier in interstate commerce, holding Interstate Commerce Commission operating authority in Docket MC-181996; and

   WHEREAS, Shipper desires to engage the services of Carrier for the transportation of Shipper's goods in interstate commerce between points within Carrier's ICC authorized licenses;

   NOW, THEREFORE, in consideration of the following mutual covenants, the Shipper and Carrier agree as follows:

   1. BILATERAL COMMITMENT: Shipper shall tender to Carrier and Carrier shall transport a series of shipments between points designated by Shipper. Carrier shall advise Shipper if it is unable to supply transportation service within the time requested by Shipper in which case Shipper may arrange other transportation. Carrier shall use its best efforts to transport shipments tendered by Shipper in a timely fashion.

   2. DISTINCT NEEDS: Carrier shall provide service to meet the unique, distinct needs of the Shipper which shall include but not be limited to team service, driver loading/unloading, overnight delivery, stops in transit, drop trailers, detention, weekend/holiday shipments and dedication of equipment.

   3. COMMON CARRIER RATES: Rates offered by Carrier under its common authority in individual or bureau tariffs do not apply to shipments tendered to Carrier by Shipper under this agreement.

   4. RATES AND CHARGES: Shipper shall pay Carrier for the transportation services described herein at the rates and subject to the rules set forth in Appendix A or agreements/modifications later written between the parties which shall be deemed as additional appendices to this contract.

   5. INDEMNIFICATION: Carrier shall furnish tractors and trailers to transport the goods tendered hereunder and to assume all costs and liabilities incident to the transportation of such goods and shall indemnify and hold the Shipper harmless from any costs and liabilities except those caused solely by acts of the Shipper, its employees or agents.

   6. C.O.D. SHIPMENTS: In the absence of advance notification by Shipper and written acceptance by Carrier, no C.O.D. shipments will be tendered by Shipper.


   7. INSURANCE: Carrier shall maintain public liability insurance with a single limit of not less than $1,000,000. Carrier shall maintain cargo insurance against Carrier's liabilities for loss or damage to goods shipped pursuant to this Contract with a limit of $500,000 per truckload which shall be carrier's maximum liability. For those shipments valued in excess of $500,000 Carrier shall not be liable to pay for a greater proportion of liability for loss or damage than $500,000 bears to 100% of the value of the goods. Carrier's insurance shall be primary insurance irrespective of any other insurance carried by Shipper in effect at the time of loss.

   8. CLAIMS: All loss and damage claims and any salvage arising therefrom shall be handled and processed in accordance with the regulations of ICC as published in the Code of Federal Regulations (49 C.F.R. 1005).

   9. COLLECTION FEE: If Shipper's account should necessitate outside collection action, Carrier reserves the right to add collection costs, finance charges, court costs and/or legal fees to the invoice amounts.

   10. DURATION: This Contract shall continue for a period of (1) year and shall be renewed automatically for durations of an additional year but either party shall have the right to cancel this Contract upon 30 days prior notice to the other party.

   11. PAYMENT TERMS: Net/30 Days from date of invoice.


   IN WITNESS WHEREOF, the parties hereto have executed this Contract in duplicate the date above first written.

OTR Express, Inc
(Carrier)                       (Shipper)

By____________________________   By__________________________

Title_________________________   Title_______________________